UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2014

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15230 N. 75th Street, Suite 1002 Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 317-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2014, Guardian 8 Corporation, the wholly owned operating subsidiary of the Registrant (the “Company”), entered into a revolving line of credit agreement (the “Credit Agreement”) with Cornerstone Bank, N.A. The Credit Agreement provides for aggregate of up to $700,000 at any time outstanding pursuant to a revolving line of credit and matures on January 16, 2015. The Credit Agreement is secured by inventory, work in progress, accounts receivable and was personally guaranteed by the Registrant’s chief executive officer, C. Stephen Cochennet. The proceeds from the Credit Agreement are anticipated to be utilized by the Company for inventory financing and other working capital needs.

Borrowings under the Credit Agreement bear interest at 6% per annum, with monthly interest only payments to be paid by the Company.

The Credit Agreement contains customary representations, warranties, covenants and events of default.

The foregoing summary of the Credit Agreement is only a brief description of certain terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Credit Agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Such copy is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Credit Agreement set forth in Item 1.01 above are incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

By: /s/ C. Stephen Cochennet
      C. Stephen Cochennet, Chief Executive Officer
Date: January 17, 2014